QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Contact: Susan M. Johnson Director, Investor Relations
Telephone 913-621-9500 Web Site: http://www.epiqsystems.com

EPIQ Systems, Inc. Announces Strong First Quarter 2003
Financial Results With 63% Revenue Growth

Note: A telephone conference call and web cast will be held at 3:30 p.m. central time today (April 28, 2003) to further discuss this announcement. The toll-free dial-in number is 877-780-2271 (passcode: EPIQ Systems; conference leader: Sue Johnson). A replay will be available shortly thereafter through May 12, 2003 on 877-519-4471 (passcode: 3887159). A supplemental slide presentation will be available along with the web cast from our website: www.epiqsystems.com. The archived web cast of the call will also be available from the website.

Kansas City, KS, April 28, 2003—EPIQ Systems, Inc. (NASDAQ:EPIQ) today reported strong financial results for the first quarter ended March 31, 2003, with quarterly revenue growth of 63% versus prior year, which includes results from the acquisition of Bankruptcy Services LLC (BSI) effective January 31, 2003. Net income for the quarter of $2.3 million and net income per diluted share of $0.13 includes $900 thousand of acquisition related expense and $436 thousand of amortization of acquisition related intangibles, both net of tax. Diluted weighted average shares of 17.782 million were outstanding for the quarter.

Highlights for the quarter ended March 31, 2003, compared to the same period last year, were:

  •
  Revenues were $14.6 million, a 63% increase compared to $9.0 million. Revenues for bankruptcy services were $14.1 million, an increase of 65%, and revenues for infrastructure software were $560 thousand, a 15% increase. Bankruptcy services revenues include results from the acquisition of BSI effective January 31, 2003.

  •
  Gross profit was $10.2 million compared to $6.1 million. The gross profit margin was 69.4% vs. 67.5%.

  •
  Operating income was $3.7 million compared to $2.9 million. The operating margin was 25.6% vs. 31.9%. Operating income includes $1.485 million of acquisition related expense and $719 thousand of intangible amortization expense compared to the first quarter of last year which did not include any acquisition related expense and had $117 thousand of intangible amortization expense.

  •
  Net income, as reflected on the attached statements, was $2.3 million compared to $1.9 million. Net income per diluted share was $0.13, compared to $0.12.

  •
  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $5.9 million compared to $4.2 million. EBITDA includes $1.485 million of acquisition related expense; the first quarter of last year did not include any acquisition related expense. A reconciliation statement is attached.

Recent key events for the company include:

    •
    On January 31, 2003, EPIQ Systems announced and closed the acquisition of Bankruptcy Services LLC (BSI), a national leader in Chapter 11 case management services.

    •
    Selected new Chapter 11 engagements for the quarter include: Spiegel, Inc., Alterra Healthcare Corp. and Magellan Health Services, three of the ten largest Chapter 11 filings year to date in 2003.

    •
    EPIQ Systems ranked #37 on the April 14, 2003 debut list of the Investor's Business Daily 100 leading companies in the United States.

    •
    EPIQ Systems released TCMS™ 8.0, the latest version of its industry-leading Chapter 7 practice management solution, to trustee customers. TCMS™ 8.0 represents the product's eighth consecutive, on-time annual release and further establishes EPIQ Systems' technology leadership. In addition, the company released CasePower™ 5.0 for Chapter 13 trustee customers.

    •
    Debt in the economy reached an all time high in the first quarter of 2003. Home equity loans continued to increase, while credit card delinquencies reached record levels. Bankruptcy filings also hit a record high in 2002, with 1.6 million new cases filed.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO, said, "We are pleased to announce strong first quarter results. The BSI Chapter 11 acquisition complements our leadership position in Chapters 7 and 13 and positions us as the industry's only full-service provider of technology-based products and services."

EPIQ Systems, Inc. develops and markets fully integrated turnkey, back-office solutions for workflow management and data communications infrastructure that serve the bankruptcy market and infrastructure software market. For more information, visit us online at www.epiqsystems.com.

NOTE ON FORWARD-LOOKING STATEMENTS:    This news release and the related investor call/webcast contain or will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, included those relating to the possible or assumed future results of operations and financial condition of the Company. Because those statements are subject to a number of risks, actual results may differ materially from those expressed or implied. These risks include (1) any material changes in our total number of bankruptcy trustees and bankruptcy cases, (2) any material changes in our Chapter 7 deposits, the services required by our Chapter 11 or Chapter 13 cases, or the number of cases processed by our Chapter 13 trustee customers, (3) changes in the number of bankruptcy filings each year, (4) our reliance on our marketing arrangement and pricing arrangements with Bank of America for Chapter 7 revenue, (5) changes in bankruptcy legislation, (6) risks associated with the integration of acquisitions into our existing business operations, including the BSI acquisition, and (7) other risks detailed from time to time in our SEC filings, including our Form 10-K for 2002. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

# # #

EPIQ SYSTEMS, INC. and SUBSIDIARY
STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	QUARTER ENDED MARCH 31,
	2003	2002
OPERATING REVENUES
Bankruptcy case management fees	$9,979	$7,658
Bankruptcy professional services	4,096	851
Infrastructure software and other	560	487

	14,635	8,996

COST OF SALES
Cost of goods and services	3,181	1,794
Depreciation and amortization	1,294	1,130

	4,475	2,924

GROSS PROFIT	10,160	6,072

OPERATING EXPENSES
General and administrative	4,039	2,963
Depreciation	170	121
Amortization of intangibles	719	117
Acquisition-related expenses	1,485	—

	6,413	3,201

INCOME FROM OPERATIONS	3,747	2,871
NET INTEREST INCOME (EXPENSE)	70	113

INCOME BEFORE INCOME TAXES	$3,817	$2,984

NET INCOME	$2,312	$1,853

EARNINGS PER SHARE—DILUTED	$0.13	$0.12

WEIGHTED AVERAGE SHARES—DILUTED	17,782	14,992

EPIQ SYSTEMS, INC. and SUBSIDIARY
BALANCE SHEET
MARCH 31, 2003
(In thousands)
(Unaudited)

ASSETS:
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$15,876
ACCOUNTS RECEIVABLE	10,989
OTHER CURRENT ASSETS	899

TOTAL CURRENT ASSETS	27,764
PROPERTY, PLANT & EQUIPMENT, net	12,705
SOFTWARE, net	4,751
GOODWILL	68,014
INTANGIBLE ASSETS, net	20,203
OTHER ASSETS	67

TOTAL ASSETS	$133,504

LIABILITIES & SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
ACCOUNTS PAYABLE	$2,762
DEFERRED REVENUE	708
INCOME TAXES PAYABLE	517
OTHER CURRENT LIABILITIES	2,760

TOTAL CURRENT LIABILITIES	6,747
LONG-TERM OBLIGATIONS (less current portion)	41
DEFERRED ACQUISITION PRICE (less current portion)	3,289
DEFERRED REVENUE	33
DEFERRED INCOME TAXES	2,190
SHAREHOLDERS' EQUITY	121,204

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$133,504

EPIQ SYSTEMS, INC. and SUBSIDIARY
RECONCILIATION OF EBITDA TO NET INCOME
(In thousands)
(Unaudited)

	QUARTER ENDED MARCH 31,
	2003	2002
NET INCOME	$2,312	$1,853
Plus:
Net interest income	(70)	(113)
Taxes	1,505	1,131
Depreciation and amortization	2,183	1,368

	3,618	2,386
EBITDA	$5,930	$4,239

QuickLinks

  Exhibit 99.1
EPIQ Systems, Inc. Announces Strong First Quarter 2003 Financial Results With 63% Revenue Growth
EPIQ SYSTEMS, INC. and SUBSIDIARY STATEMENTS OF INCOME (In thousands, except share and per share data) (Unaudited)
EPIQ SYSTEMS, INC. and SUBSIDIARY BALANCE SHEET MARCH 31, 2003 (In thousands) (Unaudited)
EPIQ SYSTEMS, INC. and SUBSIDIARY RECONCILIATION OF EBITDA TO NET INCOME (In thousands) (Unaudited)